CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Grill Concepts, Inc. on Form S-8 of our report dated March 20, 1998, on our audits of the consolidated financial statements of Grill Concepts, Inc. as of December 28, 1997 and December 29, 1996, and for the years then ended, which report is included in the Company's Annual Report on Form 10-KSB.


                                                  COOPERS & LYBRAND L.L.P.

                                                  /s/ Coopers & Lybrand L.L.P.



Los Angeles, California
June 19, 1998